Exhibit 10.1

Chyron Corporation
2012 Management Incentive Compensation Plan

Purpose of the Plan: The purpose of the 2012 Management Incentive Compensation Plan (the “Plan”) is to incentivize the senior management of Chyron Corporation (“Chyron” or the “Company”) to achieve the Company’s short-term earnings objectives for the fiscal year ending December 31, 2012.  The Plan is a component of the Company’s overall compensation objectives and components, including base salary, long-term incentive equity awards and other fringe benefits, that are designed to attract and retain the best possible management talent; to motivate its managers to enhance the Company’s growth and profitability and increase shareholder value; to recognize individual initiative, leadership, achievement and other contributions; and to reward superior performance and contributions to the achievement of the Company’s objectives.

Participants: Participants in the Plan include the Company’s named executive officers consisting of the President & Chief Executive Officer and Senior Vice President & Chief Financial Officer, as well as 11 other senior management personnel of the Company. The Plan does not include any senior management personnel whose short-term incentive is in the form of sales-based commissions and bonuses.

Conditions: The Plan consists of two performance conditions and a service condition. The target performance conditions are: 1) budgeted GAAP-basis Revenues; and 2) budgeted Non-GAAP Cash Flows from Operating Activities adjusted to a pre-bonus basis, which we define as net income (loss) before taxes, depreciation, amortization, inventory reserve, rent differential, 401k Plan Company matching contribution paid in Company common stock, share-based compensation expense other than expense under the Incentive Plan, the portion of the performance-based award under the Incentive Plan that is payable in common stock of the Company, and any other non-cash operating expenses. The service condition is that in order to be eligible to receive a payout under the Plan, a Plan participant must be employed by the Company on the date of payout specified below.

Plan Incentive Targets: One-half of the target Plan incentive payout is based on achievement of a designated level of budgeted GAAP-basis Revenues target for fiscal 2012 and one-half is based on achievement of a designated level of budgeted Non-GAAP Cash Flows from Operating Activities adjusted to a pre-bonus basis target for fiscal 2012.

GAAP-Basis Revenues Target. At least 92% of the GAAP-basis Revenues target must be achieved for a payout to occur under that target. The GAAP-basis Revenues portion of the award ranges from an award of 75% of target payout for achievement of 92% of the target performance condition, to an award of 100% of target payout for achievement of 100% of the target performance condition, to a maximum award of 150% of target payout for achievement of 116% or more of the target performance condition. This is based on a formula whereby the incentive award achievement percentages grow in direct proportion to the achieved performance condition percentages from 75% to 100% of the performance condition target level, and then the incentive award percentages grow in direct proportion to the achieved performance condition percentages from 100% to 150% of the performance condition target level.

Non-GAAP Cash Flow from Operating Activities Target adjusted to a pre-bonus basis. At least 50% of the Non-GAAP Cash Flow from Operating Activities adjusted to a pre-bonus basis target must be achieved for a payout to occur under the target.  The Non-GAAP Cash Flows from Operating Activities adjusted to a pre-bonus basis portion of the award ranges from an award of 50% of target payout for achievement of 50% of the target performance condition, to an award of 100% of target payout for achievement of 100% of the target performance condition, to a maximum award of 150% of target payout for achievement of 125% or more of the target performance condition. This is based on a formula whereby the incentive award achievement percentages grow in direct proportion to the achieved performance condition percentages from 50% to 100% of the performance condition target level, and then the incentive award percentages grow in direct proportion to the achieved performance condition percentages from 100% to 125% of the performance condition target levels.

Form of Payout: Any award earned under the Plan will be paid in a combination of cash and common stock of the Company issued under the Company’s 2008 Long-Term Incentive Plan.  The cash portion of the award will equal the payroll and income tax withholdings required to be paid by the Company on the participant’s earned award, and the balance of the total award will be paid in shares of common stock of the Company determined by the dollar value of the equity portion of the earned award divided by the closing price of the Company’s common stock (on NASDAQ or any other exchange on which the Company’s common stock might then be listed) on the date of payout as specified below.

Target Payout: The target payout for fiscal 2012 is set as a percentage of the participant’s base salary to be earned for fiscal 2012.  For the President & Chief Executive Officer, this percentage is 70%, resulting in a projected target payout of $337,995 (at 100% achievement of both performance conditions), and for the Senior Vice President & Chief Financial Officer is 60%, resulting in a projected target payout of $148,349 (at 100% achievement of both performance conditions). The percentages for the other participants in the Plan range from 20% to 30% of the participant’s base salary to be earned for fiscal 2012.

Date of Payout: The payout to eligible participants will occur as soon as practicable after approval of the results of the audit of the Company’s fiscal year 2012 financial statement at the March 2013 meetings of the Compensation Committee and full Board of Directors.